Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 24, 2014, relating to the consolidated financial statements and financial statement schedule of B/E Aerospace, Inc., and the effectiveness of B/E Aerospace, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of B/E Aerospace, Inc. for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP Boca Raton, Florida November 3, 2014